UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. Gay St., Suite 400 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, the Board of Directors (the “Board”) of Verrica Pharmaceuticals Inc. (the “Company”) appointed Gavin Corcoran to serve as a director of the Company effective immediately. Dr. Corcoran will serve as a Class I director whose initial term is scheduled to expire at the 2025 annual meeting of stockholders. There is no arrangement or understanding between Dr. Corcoran and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Dr. Corcoran and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Dr. Corcoran requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Dr. Corcoran is set forth below.

Gavin Corcoran, age 62, has served as the Chief Development Officer of Formation Bio since November 2021. Dr. Corcoran previously served as the Chief Research and Development Officer of Sio Gene Therapies, Inc. (formerly known as Axovant) from 2018 to November 2021, Chief Medical Officer of Allergan plc from 2015 to 2018, Chief Medical Officer of Actavis plc from 2014 to 2015 and Executive Vice President for Global Medicines Development at Forest Laboratories, Inc. from December 2011 to June 2014, prior to the acquisition of Forest Laboratories, Inc. by Actavis in 2014. He received his M.B. B.Ch. from the University of Witwatersrand in South Africa and completed his clinical training in internal medicine and infectious diseases at the University of Texas Health Science Center at San Antonio.

In accordance with the Company’s compensation policy for non-employee directors, upon his commencement of service as a director, Dr. Corcoran will be granted an option to purchase 17,502 shares of the Company’s common stock with an exercise price per share equal to the closing price of the Company’s common stock on the date of grant. One third of the shares subject to this option will vest and become exercisable on the first anniversary of the date of grant and the remaining shares subject to the option will vest and in 24 equal monthly installments thereafter, subject to Dr. Corcoran’s continuous service through such vesting dates. Additionally, Dr. Corcoran will be entitled to receive a $40,000 annual retainer for his service as director. At each annual stockholder meeting following which Dr. Corcoran’s term as a director continues, Dr. Corcoran will be entitled to receive an additional stock option to purchase 20,000 shares of the Company’s common stock, which option will vest and become exercisable in 12 equal monthly installments following the date of grant and in any event will be fully vested on the date of the next annual stockholder meeting, subject to Dr. Corcoran’s continuous service through such vesting date. Dr. Corcoran has also entered into the Company’s standard form of indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: April 2, 2025	/s/ John J. Kirby
John J. Kirby
Interim Chief Financial Officer